UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy statement pursuant to section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Sonesta International Hotels Corporation
(Name of Registrant as Specified In Its Charter)

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116 HUNTINGTON AVENUE, FLOOR 9

BOSTON, MASSACHUSETTS 02116

April 20, 2009

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 13, 2009, at 9:00 a.m., notice of which is enclosed.  The Meeting will be held at the Company’s Corporate Offices, at 116 Huntington Avenue, Floor 9, Boston, Massachusetts.  I hope that as many stockholders as possible will attend.

Please date and sign the enclosed Proxy and return it in the accompanying envelope, even if you plan to attend the Meeting. This will not prevent you from voting in person at the Meeting if you so desire, in which case you may revoke your Proxy at that time. By returning your signed Proxy now, you can be sure that your vote will be counted even if you are not able to attend the Meeting.

The Annual Report of the Company for 2008 is being forwarded to stockholders together with this Notice and Proxy Statement; however, any stockholder who wishes to receive another copy of the Annual Report or the Company’s Form 10-K may obtain one, without charge, by writing to the Secretary of the Company at the above address.

Peter J. Sonnabend
Executive Chairman of the Board

116 HUNTINGTON AVENUE, FLOOR 9

BOSTON, MASSACHUSETTS 02116

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

To the Stockholders of
Sonesta International Hotels Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sonesta International Hotels Corporation (the “Company”), will be held at the Company’s Corporate Offices, at 116 Huntington Avenue, Floor 9, Boston, Massachusetts, on May 13, 2009, at 9:00 a.m., for the following purposes.

1.	To elect a Board of Directors named in the accompanying Proxy Statement.

2.	To amend Paragraph Third, Section F, Subparagraph 5 of the Company’s Certificate of Incorporation to provide for one vote per share and to eliminate cumulative voting.

3.	To consider and transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on April 17, 2009 are entitled to notice of and to vote at the Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

This notice of meeting, the proxy statement and the proxy card for the annual meeting, as well as our  Annual Report to Shareholders for fiscal year 2008, are available at www.sonesta.com/proxyinformation.

By Order of the Board of Directors,

David A. Rakouskas
Secretary

Dated: April 20, 2009

PROXY STATEMENT

Solicitation of Proxies

The accompanying Proxy is solicited by the Board of Directors of the Company. All shares represented by the accompanying Proxy will be voted in accordance with the specified choice of the stockholders. In the absence of directions, the Proxy will be voted “For” the election of the nominees for Directors named in this Proxy Statement (Item 1), and “For” the amendment of Paragraph Third, Section F, Subparagraph 5 of the Company’s Certificate of Incorporation (Item 2). The Proxy may be revoked at any time before it is exercised by notifying the Company in writing at the address listed on the Notice of Annual Meeting of Stockholders, Attention--Office of the Secretary, by delivering a later signed proxy, or by voting in person at the Meeting.   The Meeting will be held at the Company’s Corporate Offices, at 116 Huntington Avenue, Floor 9, Boston, Massachusetts.  If you wish to obtain directions to the Meeting and vote in person, you may contact us at smasterson@sonesta.com or 617-421-5450.

All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the Company’s Directors, officers and regular employees, without additional remuneration, may solicit Proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward Proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket and clerical disbursements in connection therewith. This Proxy Statement and accompanying Proxy are first being mailed to stockholders on or about April 20, 2009.

Outstanding Voting Securities and Voting Rights

The outstanding voting securities of the Company as of April 8, 2009 consisted of 3,698,230 shares of Common Stock. One third of the outstanding stock constitutes a quorum.  Only stockholders of record at the close of business on April 17, 2009 will be entitled to vote at the Meeting. Stockholders are entitled to one vote per share. All stockholders have cumulative voting rights with respect to the election of Directors, which means that a stockholder’s total vote (number of shares held multiplied by the number of Directors to be elected) may be cast entirely for one nominee or distributed among two or more nominees.  The Board of Directors is soliciting discretionary authority to cumulate votes.

The affirmative vote of holders of a plurality of the votes properly cast at the Meeting is required to elect each Director.  For purposes of determining which nominees receive a plurality, only those cast “For” are included, and any “Withhold” votes will not count in making that determination.  As brokers will have discretionary voting power on the election of Directors at the Meeting there will be no “broker non-votes” for such matter.

A majority of votes cast at the Meeting will be sufficient to amend the Company’s Certificate of Incorporation, as referenced above and detailed in Item 2 below, or for any other matters properly presented at the Meeting.  For purposes of determining the number of votes cast, only those cast “For” or “Against” are included.   A “broker non-vote” occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received.  The proposal to amend the Company’s Certificate is not a “routine” matter and therefore, if a stockholder does not instruct his or her record holder as to how such stockholder’s Common Stock should be voted with respect to this item, a “broker non-vote” will occur.  Broker non-votes will not count as votes cast and, therefore, will not affect the voting on this item.

Under Securities and Exchange Commission rules, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more nominees for Director or to abstain from the proposal to amend the Company’s Certificate of Incorporation. In accordance with New York State law, such withholdings of authority and abstentions are not counted in determining the votes cast in connection with the election of one or more of the nominees for Director, but do count towards the determination of a quorum for the Meeting.

ITEM 1. ELECTION OF DIRECTORS

The persons named in the accompanying Proxy, unless otherwise instructed, intend to vote shares in favor of the election as Directors for the ensuing year of the nominees named below, and will be entitled to vote cumulatively in respect of any such nominees.  In case any of those named should become unwilling or unable to serve, it is intended that votes may be cast for a substitute and shares represented by properly executed Proxies shall be voted at the discretion of the persons designated in the Proxies for such other person(s) as the Board may designate as a Director nominee.  The Board of Directors of the Company has no reason to believe the persons named will be unable or decline to serve if elected.

Roger P. Sonnabend, the Company’s Executive Chairman, passed away in early December 2008.  Peter J. Sonnabend was named Executive Chairman of the Board in January 2009.  The Board has operated with 8 Directors since December 2008.  The nominees listed below include two new nominees:  Clarence A. Davis and Jacqueline Sonnabend, and the Board has taken action to increase the size of the Board from 9 Directors to 10.  Mr. Davis was nominated in November 2008 by GAMCO Asset Management Inc., along with one other candidate.  The other nominees were recommended by the Company’s Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee also recommended Mr. Davis and GAMCO subsequently withdrew its other nominee, and all of the current nominees were approved by the current Board.

The Board recommends that you vote FOR the election of each of the nominees listed below to serve as Directors of the Company until the 2010 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Owned Beneficially as of
Nominees		April 1, 2009 (1)
Shares and
Percent of
Common Stock (2)
Name, Age and Principal Occupation

George S. Abrams	Age: 77; Director since May 1995;
Attorney

Mr. Abrams has been an attorney associated with the law firm Winer and Abrams, Boston, Massachusetts for more than 25 years. He formerly served as General Counsel and Staff Director of the United States Senate Judiciary Subcommittee on Refugees.  Mr. Abrams is a Director of Viacom, Inc. and of National Amusements, Inc.  Mr. Abrams also serves as a trustee and on visiting committees of a number of cultural, art-related and educational institutions, including the Museum of Fine Arts, in Boston, and Harvard University.
1,070 (Less than .1%)

Joseph L. Bower	Age: 70; Director since May 1984;
Baker Foundation Professor of Business Administration, Harvard Business School

Mr. Bower has been a member of the faculty of the Harvard Business School since l963, has served as Senior Associate Dean for External Relations, Chair of the Doctoral Programs, Director of Research, and currently chairs The Corporate Leader Program. Mr. Bower is a Director of ANIKA Therapeutics, Inc., Brown Shoe Co., Inc., New America High Income Fund, and Loews Corporation; he is a trustee of the TH-Lee Putnam Emerging Opportunities Portfolio; and he is Life Trustee of the New England Conservatory of Music, and a trustee of the DeCordova and Dana Museum and Sculpture Park. He has published extensively on strategy, organization, and leadership.
400 (Less than .1%)

Owned Beneficially as of
April 1, 2009 (1)
Nominees		Shares and
Percent of
Common Stock (2)
Name, Age and Principal Occupation

Charles J. Clark	Age: 60; Director since May 2003;
Vice President for Asset Development, YouthBuild USA

Mr. Clark is Vice President for Asset Development at YouthBuild USA, a non-profit organization that assists out of work and out of school young adults.  Prior to joining YouthBuild in 2003, Mr. Clark was a Senior Vice President, Commercial Banking, with USTrust and Citizens Bank of Massachusetts from 1986 to January 2003, and has more than 30 years of experience in banking.   Mr. Clark serves on several non-profit boards and committees.  He is the Board Chair of Boston Community Capital, a member of the board of directors of Junior Achievement of Eastern Massachusetts, and a member of the corporation of the New England College of Optometry.  Mr. Clark is a member of the Finance and Administration Committee of the United Way of Massachusetts Bay.   He is a former Trustee of the New England College of Finance; a former Board Member of Jobs For Youth; a former Board Member of the Massachusetts Alliance for Small Contractors; a former member of the Investment Committee of the Property and Casualty Initiative; a former Board Member of Massachusetts Certified Development Corporation; and a former Board Member of YouthBuild USA.
504 (Less than .1%)

Clarence A. Davis	Age: 67
Business Consultant.

After serving four years in the Marines, Mr. Davis attended Long Island University, graduating in 1967 with a B.S. in Accounting.  Mr. Davis has worked as an educator, a Certified Public Accountant, a business consultant, a Chief Financial Officer, a Chief Operating Officer and, most recently, as a Chief Executive Officer.  From 1998 to 2000 he served as CFO of the American Institute of Certified Public Accountants (“AICPA”), and from 2000 to 2005 was AICPA’s CEO.   From August 2007 until January 2009, Mr. Davis was CEO of Nestor, Inc.  He currently serves as a director of Gabelli SRI Fund and Gabelli Global Deal Fund.  He is involved in a number of business community and professional organizations.
None

Irma Fisher Mann	Age: 70; Director since May 2007;
President of IRMA, Inc

Over the past 30 years, Ms. Mann has worked in the hotel and hospitality industry, consulting with clients in marketing, branding and advertising.  Between the two companies she founded, her clients included 26 Four Seasons Hotels, Worldwide; 300 Sheraton Hotels; Sonesta International Hotels Corporation; Best Western Worldwide; the City of Hong Kong; and The Islands of the Bahamas, among others.  For the past 10 years, she has served as Advisory Board Chairman of Boston University’s School of Hospitality, where she was also an adjunct professor.  Ms. Mann has been honored by HSMAI and received their Koehl Award for lifetime achievement in hospitality, the highest award given by the hotel industry.   She currently serves as a Trustee of Tufts Medical Center and is Chairman of its Board of Governors.
None

Owned Beneficially as of
April 1, 2009 (1)
Nominees		Shares and
Percent of
Common Stock (2)
Name, Age and Principal Occupation

Jacqueline Sonnabend (3)	Age: 54
Executive Vice President and Senior Quality Officer, Sonesta International Hotels Corporation

Ms. Sonnabend graduated from Brandeis University in 1976, and from Columbia University’s School of Education in 1977.  From 1977 to 1983, Ms. Sonnabend worked in career development at Pace University.  She then attended New York University’s School of Business Administration, graduating in 1984.  From 1984 to 1985, Ms. Sonnabend served as Director of Human Resources at Royal Sonesta Hotel Boston, before moving to the Company’s Corporate Office as Vice President-Human Resources, in 1985.  She was named Executive Vice President in 1991, and assumed her additional responsibilities as Senior Quality Officer in 2008.
209,556 (5.7%)

Peter J. Sonnabend (3)	Age: 55; Director since May 1995;
Executive Chairman of the Board, Sonesta International Hotels Corporation

After graduating from Wesleyan University and Boston University School of Law, Mr. Sonnabend practiced law with the Boston law firm of Winer and Abrams from 1980 to 1987. In March 1987, he joined the Company as Vice President and Assistant Secretary, in May 1987 he became Vice President and Secretary, and in May 1995 was named Vice Chairman. He also represented the Company as General Counsel.  In December 2003, Mr. Sonnabend was named Chief Executive Officer and Vice Chairman, and in January 2009 was named Executive Chairman of the Board.  Mr. Sonnabend is involved in a number of civic and community organizations.
206,412 (5.6%)

Stephanie Sonnabend (3)	Age: 56; Director since January 1996;
Chief Executive Officer and President, Sonesta International Hotels Corporation

Ms. Sonnabend graduated from Harvard University in 1975, and The MIT Sloan School of Management in 1979. She joined the Company in 1979 and has held various managerial positions including Vice President of Sales, Vice President of Marketing, and Executive Vice President. In January 1996, she became President of the Company, and, in December 2003, was named Chief Executive Officer and President.  Ms. Sonnabend serves on the Board of Directors of Century Bancorp and Century Bank and Trust, and the Board of Trustees of New England Conservatory.
255,750 (6.9%)

		Owned Beneficially as of
		April 1, 2009 (1)
Nominees		Shares and
		Percent of
		Common Stock (2)
Name, Age and Principal Occupation

Stephen Sonnabend (3) Hospitality Consultant	Age: 77; Director from April 1964 – May 2004; May 2005 – May 2006 and since May 2007;	70,074
Mr. Sonnabend has served as General Manager of the Royal Sonesta Hotel in Cambridge and the Sonesta Beach Resort in Key Biscayne. In 1970, he became Senior Vice President of the Company. Since July 2008, Mr. Sonnabend has provided consulting services to the Company. He is involved in a number of civic, cultural and business organizations in South Florida.		(1.9%)

Jean C. Tempel	Age: 66; Director since September 1995;
Managing Director, First Light Capital

Ms. Tempel is Managing Partner of First Light Capital, a venture capital group, formerly Special Limited Partner, TL Ventures (1996 to 1998); General Partner, TL Ventures (1994 to 1996); and President and Chief Operating Officer of Safeguard Scientifics, Inc., a public technology business incubator company (1991 to 1993).  Ms. Tempel is a member of the President’s Council of the Massachusetts General Hospital.  Ms. Tempel currently holds Directorships at JBC Golf, Inc., United Way of Massachusetts Bay, The Commonwealth Institute, and Project Hope.  Ms Tempel is a Trustee of Northeastern University, Vice Chair of the Board, and Chair of the Subcommittee on Funds and Investments.  She is also a Trustee of Dana Farber Cancer Institute.  Ms. Tempel is a graduate of Connecticut College and holds a Master of Science degree from Rensselaer Polytechnic Institute.  She is also a graduate of the Advanced Management Program at Harvard Business School.
		10,000 (.3%)

(1)
Shares are considered beneficially owned for the purposes of this Proxy Statement if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within sixty (60) days.

(2)	As of April 1, 2009 the nominees listed in the table above beneficially owned an aggregate of 753,766 shares (20%) of the Company’s Common Stock.

(3)
Stephanie Sonnabend and Jacqueline Sonnabend are sisters.  Peter J. Sonnabend is the cousin of Stephanie Sonnabend and Jacqueline Sonnabend.  Stephen Sonnabend is the uncle of Jacqueline Sonnabend, Peter J. Sonnabend and Stephanie Sonnabend.

INFORMATION RELATIVE TO THE BOARD OF DIRECTORS
AND CERTAIN OF ITS COMMITTEES

Determination of Independence

The Company’s stock is listed on the NASDAQ Global Market under the symbol SNSTA. Under current NASDAQ rules, a Director of the Company qualifies as “independent” only if he or she is not an officer or employee of the Company or its subsidiaries and, in the opinion of the Company’s Board of Directors, he or she does not have any other relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  In addition, Directors will not be independent if they meet certain categorical standards in the NASDAQ rules.  In evaluating potentially material relationships, the Company’s Board of Directors considers commercial, banking, legal, accounting, charitable and familial relationships, among others. The Company’s Board of Directors has determined that none of Messrs. Abrams, Bower and Clark, nor Mmes. Mann and Tempel, has a material relationship with the Company, and each of these Directors is “independent” as determined under NASDAQ rules and Securities and Exchange Commission rules and regulations.  Although Mr. Abrams received compensation for legal services provided to the Company, in 2008, the amount of that compensation, $95,290 (including amounts paid by SBR-Fortune Associates LLLP, in which the Company is a 50% limited partner), was not deemed material enough to affect Mr. Abrams’ independence.  If he is elected to the Board, the Company believes that Mr. Davis would qualify as “independent”.

Nominating and Corporate Governance Committee and Director Candidates

The Company’s Board of Directors has a Nominating and Corporate Governance Committee consisting of Messrs. Bower and Clark, and Ms. Mann, all of whom are independent Directors.  Mr. Bower serves as Chairman of this Committee. The functions of this Committee include consideration of the composition of the Board of Directors, recommendation of individuals for election as Directors of the Company, and developing procedures and guidelines regarding corporate governance issues.  (The Nominating and Corporate Governance Committee operates under a written charter, available on the Company’s website:  www.Sonesta.com.)

The Company’s stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees the Board of Directors recommends to the Company’s stockholders for election. The qualifications of recommended candidates will be reviewed by the Nominating and Corporate Governance Committee. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, the name will be included in our proxy card for the Annual Meeting of Stockholders at which his or her election is recommended.

Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential Director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s stock for at least a year as of the date such recommendation is made to the “Sonesta Nominating and Corporate Governance Committee” c/o Office of the Secretary, Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116. The Nominating and Corporate Governance Committee will consider a proposed Director candidate only if appropriate biographical information and background material is provided. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board of Directors members.

In evaluating a candidate’s experience and skills, the Nominating and Corporate Governance Committee may also consider qualities such as an understanding of the hotel industry, marketing, finance, regulation and public policy and international issues. In evaluating a candidate’s independence, the Nominating and Corporate Governance Committee will consider the applicable independence standards of the NASDAQ Stock Market and such other factors as the Committee deems appropriate. The Nominating and Corporate Governance Committee will evaluate each Director candidate in the context of the perceived needs of the Board of Directors and the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Company’s Board of Directors to fulfill its responsibilities.

Audit Committee

The Company’s Board of Directors has an Audit Committee consisting of Messrs. Bower and Clark, and Ms. Tempel.  All members of the Committee are independent Directors.  Mr. Clark serves as Chairman of this Committee, which meets periodically with the Company’s management and independent public accountants to assure that they are carrying out their responsibilities.  Additionally, this Committee assists the Board of Directors in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function and independent auditors.  (The Audit Committee operates under a written charter, available on the Company’s website:  www.Sonesta.com.)

Executive Committee

The Company’s Board of Directors has an Executive Committee consisting of Messrs. Bower, Peter J. Sonnabend, Stephen Sonnabend and Ms. Tempel.  The Committee has the authority, except as proscribed by law, to exercise the powers of the Directors in the management of the business affairs and property of the Company during the intervals between the meetings of the Board of Directors.

Compensation Committee

The Company’s Board of Directors has a Compensation Committee consisting of Messrs. Abrams and Bower, and Ms. Tempel, all of whom are independent Directors. Mr. Bower serves as Chairman of this Committee, which meets periodically to review, consider and approve the appropriateness of the compensation of the Company’s management, and to review the Company’s policy objectives regarding executive compensation.  Each year, management recommends compensation for executives and other employees earning more than $100,000 per year to Mr. Peter J. Sonnabend, Executive Chairman, and Ms. Stephanie Sonnabend, CEO and President, who in turn recommend compensation to the Committee.  Changes in compensation from the previous year are generally based on changes in the cost of living and changes in job responsibility.  The Committee then considers these compensation recommendations in light of a number of factors, including the executive’s or employee’s experience, tenure, performance, and the subjective perception of value the executive or employee creates for the Company.  Prior to approving compensation paid in 2008 to Company executives and employees earning more than $100,000 per year, the Committee reviewed a report it had commissioned from HVS, a hospitality consultant, which compared the salaries and other compensation of certain executives and Sonnabend family members to those of a peer group of companies identified by HVS.  In light of prevailing economic conditions, for 2009, no salary increases were approved.  (The Compensation Committee operates under a written charter, available on the Company’s website:  www.Sonesta.com.)

Communications from Stockholders and Other Interested Parties

The Company’s Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.

Stockholders who wish to communicate with the Company’s entire Board of Directors may do so by writing to Peter J. Sonnabend, Executive Chairman of the Board, Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116.  Stockholders who wish to communicate with individual Directors should address their communications to David A. Rakouskas, Secretary, Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116.    All such communications will be forwarded by the Secretary directly to the person or persons for whom they are intended, as identified in the relevant communication.

Directors’ Attendance

During 2008, there were six meetings of the Board of Directors, two meetings of the Compensation Committee, two meetings of the Audit Committee, and one meeting of the Nominating and Corporate Governance Committee. The Executive Committee did not meet during 2008. Each of the nominees who were Directors during 2008 attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which such Directors served during 2008.  The Company has no express policy regarding Board members’ attendance at its Annual Meeting of Stockholders; all Directors attended the Company’s 2008 Annual Meeting of Stockholders.

Executive Compensation

The following tables provide certain information concerning compensation earned by the Company’s principal executive officers, the next two most highly paid executive officers and Roger Sonnabend who would have been one of the two most highly paid executive officers had he still been in office as of the end of the year (we refer to these named executive officers as “NEOs”).

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($) (1)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)

Roger P. Sonnabend	2008	366,110(3)	N/A	26,880	0	57,169	450,159
Executive Chairman	2007	418,374	N/A	33,600	0	136,627(2)	588,601

Peter J. Sonnabend	2008	353,172(4)	N/A	28,735	0	40,375	422,282
CEO & Vice Chairman	2007	356,342	N/A	33,600	0	46,610	436,552

Stephanie Sonnabend	2008	353,172(4)	N/A	28,735	0	41,812	423,719
CEO & President	2007	356,342	N/A	33,600	0	43,669	433,611

Jacqueline Sonnabend	2008	338,826(5)	N/A	28,735	0	48,650	416,211
Executive Vice President	2007	333,166	N/A	33,600	0	47,654	414,420

Felix Madera	2008	414,557	N/A	28,735	0	42,579	485,871
VP International	2007	403,065	N/A	33,600	0	34,493	471,158
____________
(1)
The Corporate Group A incentive plan percentage (described below under “Incentive Compensation Plan”) for 2008 was 12.8%.  For 2008, incentive bonuses were calculated on the first $225,000 of a corporate employee’s salary only.  For 2007, the Corporate Group A plan percentage was 16.8%, and incentive bonuses were calculated on the first $200,000 of a corporate employee’s salary only.

(2)	Includes $67,843 for housing benefits in 2007.

(3)	On July 1, 2008, this NEO’s salary was decreased from $418,374 to $360,000. He died on December 7, 2008. His salary for 2008 is for the period January 1, 2008 through December 5, 2008.

(4)	Effective July 1, 2008, this NEO’s salary was decreased from $356,343 to $350,000.

(5)	Effective July 1, 2008, this NEO’s salary was decreased from $347,651 to $330,000.

(6)	Other compensation includes matching contributions under the Company’s 401(k) Plan starting as of January 1, 2007.

Incentive Compensation Plan

Effective January 1, 2007, the Company adopted a revised incentive compensation plan for its hotels.  Under this new plan a profit-based portion of the bonus, which is paid out of 10% of profits in excess of the hotel’s profit threshold, is a maximum of 22% of salary for the highest level of hotel employee participants (Group A).  Profit thresholds are established at the beginning of each year based on historical profits achieved and planned profits for the year, and are subject to approval of the Board of Directors.  Another  8% of salary can be realized by satisfying a variety of qualitative measures, including the hotel’s RevPAR Index compared to the hotel’s competitive set, guest satisfaction scores, room inspection results and employee climate surveys.  The maximum bonus that can be earned by a member of Group A equals 30% of salary.  The maximum bonuses for members of Groups B and C are 15% and 7.5% of salary, respectively.  This same incentive compensation plan was approved for 2009.  Under the formula for calculating Corporate incentive plan bonuses for 2009, NEOs, as in the past, will participate in the Company’s Corporate Group A incentive compensation plan, and will receive the average of the bonus percentages earned by participants in the Group A program in each of the participating hotels.  For 2007 and 2008, the Company’s Compensation Committee approved bonuses to Corporate Office executives equal to the average of the bonus percentage earned by Group A participants in each of the hotels participating in the Incentive Program, but capped the amount of salary to which the bonus percentage would apply at $200,000, and $225,000 for 2007 and 2008, respectively.  As a result, Corporate Group A participants received Incentive Program compensation equal to 16.8% of 2007 salaries and 12.8% of 2008 salaries, subject to a cap on earnings of $200,000 in 2007, and $225,000 in 2008.  The resulting maximum incentive compensation, $33,600 in 2007, and $28,735 in 2008, applied to all NEOs in the Summary Compensation Table above.  Similar to 2007 and 2008, for 2009 the Compensation Committee capped the portion of salary on which incentive compensation is calculated.  For 2009, the cap is $225,000.

Pension Benefits
Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Roger P. Sonnabend	Sonesta Pension Plan	27	0	0
Peter J. Sonnabend	Sonesta Pension Plan	19 years 10 months	485,669	0
Stephanie Sonnabend	Sonesta Pension Plan	27 years 6 months	698,021	0
Jacqueline Sonnabend	Sonesta Pension Plan	22 years, 11 months	487,703	0
Felix Madera	Sonesta Pension Plan	24 years 11 months	773,397	0
_____________
(1)           The official name of the pension plan is the Sonesta International Hotels Corporation Pension Plan.

The Company has an I.R.S. qualified defined benefit pension plan which covers all non-union salaried employees at its executive offices and its owned and leased hotels, and certain of its managed hotels. All officers and Directors who are full-time employees of the Company are covered under this plan. Benefits under the plan are based on the average compensation for the highest sixty consecutive months of service during employment and the employees’ years of service.  Effective January 1, 2006, an employee is eligible to receive full benefits under the plan after 35 years of service.  Prior to January 1, 2006, employees are eligible for full benefits after 27 years of service.  The plan provides for integration with 50% of the primary Social Security benefit, reduced proportionately for each year of service less than thirty five (twenty seven prior to January 1, 2006).  It provides for a normal retirement age of 65 and an early retirement age of 55 with five years of service. Benefits become vested at normal retirement age or upon the completion of five years of service and attaining the age of 21. Thus, the Company is unable to ascertain the benefits which may accrue to its Directors and/or officers since the benefits are based on variable factors.  The terms of the pension plan, as well as the actuarial assumptions, are further described in footnote 8 of the Company’s 2008 Annual Report filed on Form 10-K on March 27, 2009.

Effective December 31, 2006, the Company froze its pension plan and, as of January 1, 2007, began providing matching contributions of up to 4% of earnings to employees who make 401(k) contributions.

Agreements with NEOs/Potential Payments Upon Termination or Change-in-Control

The Company does not have any employment or other agreements with its NEOs, other than with Roger P. Sonnabend.   The Company entered into a Restated Employment Agreement with Roger P. Sonnabend, effective as of January 1, 1992, and amended and updated in March 1996, which replaced a Restated Employment Agreement dated January 1, 1984, at an annual base salary of at least $418,374.  The current term ended December 31, 2002, but automatically renewed for successive one year terms unless terminated by either party. Upon Mr. Sonnabend’s death, the Company had undertaken to continue payments to his “Beneficiary” (as defined in the Agreement) in an amount equal to fifty percent (50%) of the applicable base salary as of the date of death, for a period of four years following death.  Under a separate agreement, dated December 31, 1991, and amended and updated in March 1996, the Company agreed that in the event of the permanent and total disability of Roger P. Sonnabend while in the employ of the Company, the Company will continue payments to such executive in an amount equal to fifty percent (50%) of the applicable base salary at the date of disability, for a period of four years following the disability; and if death occurs during disability, for the balance of the four-year period, to the executive’s spouse, estate or other designated beneficiary.  During 2008, Mr. Sonnabend accepted a reduction in salary to $360,000.  He died on December 7, 2008 and his surviving spouse has begun receiving payments under his Restated Employment Agreement equal to 50% of his salary ($180,000 per year).  This will continue through December 6, 2012 and payments during those four years will total $720,000.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)

George S. Abrams	25,500	0	25,500
Vernon R. Alden	6,250	0	6,250
Joseph L. Bower	25,500	0	25,500
Charles J. Clark	30,500	0	30,500
Irma F. Mann	25,500	0	25,500
Stephen Sonnabend	13,000	0	13,000
Jean C. Tempel	25,500	0	25,500

Directors who are not employees of the Company (“Outside Directors”) receive fees totaling $25,000 per year, except the Chairman of the Audit Committee who receives an additional $5,000.  Outside Directors also receive an additional $500 for each meeting deemed non-routine.  In 2008, there was one such non-routine meeting.  Vernon R. Alden served as a Director until May 2008.

Related Person Transactions

Related person transactions involving amounts in excess of $120,000 are rare for the Company.  While the Company does not have a written policy regarding such transactions, any transaction between the Company and a related party involving a significant amount (which for this purpose would be less then $120,000) is subject to review and approval by the Audit Committee.

In October 2007, the Company entered into a purchase and sale agreement to sell a coop unit at The Lombardy Hotel, in New York City (the “Unit”), furnished, to the Chief Executive Officer and Vice Chairman, Peter J. Sonnabend, for $700,000, representing its fair value.  This transaction, which closed on March 31, 2008, was approved by the Company’s Board of Directors.

PRINCIPAL STOCKHOLDERS

Except as set forth below, the following table sets forth certain information as of April 1, 2009 with respect to the Company’s NEOs listed in “Summary Compensation Table” above, the Company’s executive officers and Directors as a group, and persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock.  Ownership information for individual Directors, and nominees appears on pages 2 to 5.

Name and Address	Number of Shares	Percent
of Beneficial Owner	Beneficially Owned (1)(2)	of Class
Named Executive Officers:
Felix Madera	0	0%

Jacqueline Sonnabend	209,556	5.7%
116 Huntington Avenue
Boston, MA 02116

Peter J. Sonnabend	206,412	5.6%
116 Huntington Avenue
Boston, MA 02116

Roger P. Sonnabend (Estate of)(3)	155,617	4.2%

Stephanie Sonnabend	255,750	6.9%
116 Huntington Avenue
Boston, MA 02116

All executive officers and Directors as group (12 persons)	753,766	20.4%

5% Stockholders:
Alan M. Sonnabend	269,375(4)	7.3%
260 Crandon Boulevard
Unit C-12

Cantor Fitzgerald Europe (5)	300,000	8.1%
One America Square
London EC 3N 2LS
United Kingdom

Mercury Real Estate Advisors LLC (6)	184,845	5.0%
Three River Road
Greenwich, CT 06807

Mario J. Gabelli (7)	674,613	18.2%
One Corporate Center
Rye, NY 10580
__________________
(1)	See note 1 on Page 5.

(2)	The Company is not aware that any stock owned or controlled by any officer or director was pledged as security for any financial obligation.

(3)	Joan S. Sonnabend, Executrix, currently has voting and dispositive power over these shares. These shares are not included in “All executive officers and Directors as a group”.

(4)	Alan M. Sonnabend is not an executive officer of the Company. Accordingly, these shares are not included in “All executive officers and Directors as a group”.

(5)
The information is as of July 7, 2006 and is based solely on Schedule 13G filed with the SEC on July 7, 2006 by Cantor Fitzgerald Europe.  The relevant members of the filing group are CF&Co.LLC., CF&Co Holdings, L.P., CFCO Holdings, LLC., Cantor Fitzgerald, L.P., CF Group Management, Inc. and Howard W. Lutnick.

(6)
The information is as of April 2, 2009 and is based solely on a Schedule 13D/A filed with the SEC on April 2, 2009 by Mercury Real Estate Advisors LLC.  The relevant members of the filing group are Mercury Real Estate Advisors LLC, David R. Jarvis and Malcolm F. MacLean IV, each with the address as stated in this table.  Shares beneficially owned by Mercury Real Estate Advisors LLC, David R. Jarvis and Malcolm F. MacLean IV represent shares held by Mercury Special Situations Fund LP, Mercury Special Situations Offshore Fund, Ltd., Mercury Global Alpha Fund LP and Mercury Special Situations Leveraged Fund LP, of which Mercury Real Estate Advisors LLC is the investment adviser.  Messrs. Jarvis and MacLean are the managing members of Mercury Real Estate Advisors LLC.

(7)
The information is as of March 23, 2009 and is based solely on a Schedule 13D/A filed with the SEC on March 23, 2009 by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer.  The relevant members of the filing group are GGCP, Inc., GAMCO Investors, Inc., Gabelli Funds, LLC, GAMCO Asset Management, Inc., Teton Advisors, Inc., and Mario J. Gabelli.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and certain officers, and any person who owns more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock.   Based upon the information supplied to us by such persons, we are required to report any known failure to file these reports within the period specified by the instructions to the reporting forms.   To our knowledge, based upon a review of the Section 16(a) reports furnished to us and the written representation of officers and Directors, all these filing requirements were timely satisfied by our Directors and officers and 10% stockholders for the fiscal year ended December 31, 2008, except that stock purchases made by Alan Sonnabend, Vice President-Development, in December 2008, totaling 500 shares, were not reported until March 12, 2009.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the auditing standards of the Public Company Accounting Oversight Board.    In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence and the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications With Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted, amended, supplemented or superseded by the rules of the Public Company Accounting Oversight Board, received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and considered the compatibility of nonaudit services with the auditors’ independence, and concluded that such services were acceptable.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.   The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  In addition, the Chairman of the Audit Committee meets with Management and the Company’s independent auditors to review the Company’s quarterly reports filed on Form 10-Q.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.   The Audit Committee has also approved the selection of Vitale, Caturano & Company, P.C. as the Company’s independent registered public accounting firm for 2009.

Submitted by the Audit Committee.

Charles J. Clark, Chairman, Joseph L. Bower and Jean Tempel

April 20, 2009

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vitale, Caturano & Company, P.C. has served as the Company’s independent registered public accounting firm since 2004.  A representative of Vitale, Caturano & Company P.C. is expected to be present at the Meeting, with the opportunity to make a statement if he or she desires to do so.  This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

The fees for services provided by Vitale, Caturano & Company, P.C. to the Company in the last two fiscal years were as follows:

	FY 2007	FY 2008

Audit Fees	$130,000	$137,500
Audit-Related Fees(1)	15,000	16,000
Tax Fees(2)	1,450	0
All Other Fees	1,000	1,850
Total Fees	$147,450	$155,350

__________
(1)	Consists of fees related to the annual audits of the Company’s 401(k) and pension plans.
(2)	Consists of tax advisory fees.

The Company’s Audit Committee has established policies and procedures which are intended to control the services provided by the Company’s auditors and to monitor their continued independence.  Under these policies, no services may be undertaken by the Company’s auditors unless the engagement is specifically approved by the Company’s Audit Committee or the services are included within a category which has been pre-approved by the Audit Committee.  The maximum charge for services is established by the Audit Committee when the specific engagement or the category of services is approved or pre-approved.  In certain circumstances, management is required to notify the Audit Committee when pre-approved services are undertaken and the Committee or its Chairman may approve amendments or modifications of the engagement or the maximum fees.

The Company’s Audit Committee will not approve engagements of the Company’s auditors to perform non-audit services for the Company if doing so will cause the auditors to cease to be independent within the meaning of applicable SEC or NASDAQ rules.  In other circumstances, the Audit Committee considers among other things, whether the auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers.

All services for which the Company engages the auditors are approved by the Audit Committee.  The total fees the Company paid to Vitale Caturano & Company P.C. for services in 2007 and 2008 are set forth above.

The Company’s Audit Committee approved the engagement of Vitale, Caturano & Company P.C. to provide audit related services and tax services in 2007 and 2008 because it determined that for Vitale, Caturano & Company, P.C. to provide these services would not compromise its independence, and that its familiarity with the Company’s record keeping and accounting systems would permit them to provide these services with equal or higher quality, more quickly and at a cost similar to what the Company could obtain these services from other providers.

ITEM 2.  AMENDMENT TO PARAGRAPH THIRD, SECTION F, SUBPARAGRAPH 5
OF THE COMPANY’S CERTIFICATE OF INCORPORATION
TO PROVIDE FOR ONE VOTE PER SHARE
AND TO ELIMINATE CUMULATIVE VOTING

The Company’s Certificate of Incorporation currently provides for cumulative voting in the election of Directors.  As explained in the “Outstanding Voting Securities and Voting Rights” section of this Proxy Statement, on page 1, under cumulative voting, each stockholder is entitled to as many votes as is equal to the number of votes which he or she would be entitled to cast for the election of Directors multiplied by the number of directors to be elected, and may cast all of his or her votes for a single Director nominee or may distribute them among as many nominees as such stockholder chooses.  The Board believes that cumulative voting is not in the best interest of the Company and its stockholders and has approved a proposed amendment to the Certificate of Incorporation.  The specific language, showing the changes to be made by the amendment, is attached as “Appendix A” to this Proxy Statement.  The proposed amendment to the Company’s Certificate of Incorporation requires stockholder approval, and the Company is now seeking stockholder approval of this proposed amendment.  If approved by the stockholders and implemented, the amendment to the Certificate of Incorporation would eliminate cumulative voting in the election of Directors.

The proposed amendment would substitute a “one vote per share” procedure for the current cumulative voting procedure in the election of Directors.  If the amendment is adopted, stockholders would vote all or a portion of the number of shares they own for any single nominee.  The Board has also approved an amendment to the Company’s bylaws, to provide that voting for Directors shall be by majority vote rather than plurality vote in uncontested elections.  Implementation of this bylaw amendment, for which stockholder approval is not required or sought, is conditioned on the prior approval and implementation of the proposed amendment to the Certificate of Incorporation, and will take effect concurrently with the implementation of the amendment to the Certificate of Incorporation.

As a result, following implementation of the amendments to both the Certificate of Incorporation and bylaws, beginning with the election of Directors at the 2010 Annual Meeting of Stockholders, stockholders would have the number of votes equal to the number of shares held on the record date for such meeting and, if the election were uncontested, those nominees receiving the approval of a majority of the votes cast would be elected or, if the election were contested, those nominees receiving the highest number of votes, up to the number of Directors to be elected, would be elected.

The full Board approved the elimination of cumulative voting and the change from a plurality to majority vote in uncontested elections, and the related amendments to the Certificate of Incorporation and bylaws.  Because there are benefits and disadvantages to cumulative voting, commentators and corporate governance experts might reasonably disagree on the propriety and utility of cumulative voting.  From an anti-takeover standpoint, majority voting may make it more difficult for a stockholder to change the composition of the Board without the support of additional stockholders.  The Board took a number of factors into account when considering whether cumulative voting should be eliminated, summarized below.

Considerations Favoring Elimination of Cumulative Voting

•
Applying a “one share, one vote” procedure gives each stockholder an equal voice, whereas cumulative voting enables a minority stockholder (or block of stockholders) to influence management disproportionately.

•
Cumulative voting enables minority stockholders to elect Board representation that advocates for their special interests; the partisanship and divisiveness that may result could make it difficult for the Board to conduct its business in an orderly manner.

•
Cumulative voting enables a minority stockholder to elect one or more Directors who do not reflect or embrace the Company’s core values or core guiding principles; nominees vetted by the Board’s Nominating and Corporate Governance Committee process are likely to be qualified individuals who will add value to the Board.

•
A trend towards a “majority vote” regime for the election of directors and away from cumulative voting has emerged over the past several years, with a  number of public companies, including Intel Corporation, Office Depot and Pfizer Corporation, having adopted some form of majority voting in the election of directors and several states (such as California and Ohio) revising their corporate laws to allow corporations to choose the manner in which directors are elected rather than mandating cumulative voting in the election of directors.

Considerations Against Eliminating Cumulative Voting

•
Cumulative voting enables minority shareholder interests to obtain Board representation without having to resort to a drawn-out and expensive proxy contest; without cumulative voting, no Director can be elected without the support of a majority of the stockholders voting.

•	Cumulative voting may help protect minority shareholders from overreaching by, or from being ignored by, a majority of the stockholders.

•	Cumulative voting is favored by shareholder activists because it facilitates the election of directors who are not beholden to the majority stockholders or management.

After review and deliberation, the Board determined that eliminating cumulative voting would enhance the Board’s ability to operate effectively as the Company’s governing body, would help assure that the Board is accountable to a majority of the stockholders as opposed to special interests and would be in the best interest of the Company and the stockholders.  Accordingly, the Board approved the proposed amendment to the Certificate of Incorporation, subject to stockholder approval.  The proposed amendment to the Company’s Certificate of Incorporation will be adopted if it is approved by a majority of the votes cast at the Meeting.

The Board recommends that you vote FOR the approval of the amendment to the Company’s Certificate of Incorporation.

STOCKHOLDER PROPOSALS

Proposals and nominees that stockholders intend to present at the next Annual Meeting of Stockholders must comply with Rule 14a-4 under the Securities Exchange Act of 1934 and must be received at the principal executive offices of the Company, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116, Attention:  David Rakouskas, Secretary, not later than March 6, 2010.

A stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders for inclusion in the Company’s proxy materials relating to that meeting must comply with Rule 14-8 under the Securities Exchange Act of 1934 and must submit the proposal by December 21, 2009.  In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with the requirements as to form and substance established by applicable laws and regulations.  The proposal must be mailed to David A. Rakouskas, Secretary, Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports.  This means that unless stockholders give contrary instructions, only one copy of the Company’s proxy statement or annual report may be sent to multiple stockholders in each household.  The Company will promptly deliver a separate copy of either document to a stockholder if he or she calls or writes to the Company at the following address or telephone number:  David A. Rakouskas, Secretary, Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116; (617) 421-5453.  If a stockholder wants to receive separate copies of the Company’s proxy statement or annual report in the future, or is a stockholder is receiving multiple copies and would like to receive only one copy per household, he or she should contact his or her bank, broker or other record holder, or he or she may contact the Company at the above address or telephone number.

MISCELLANEOUS

The Board of Directors does not know of any matters, other than those discussed in this Proxy Statement, which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors

DAVID A. RAKOUSKAS
Secretary

Dated: April 20, 2009

The Board of Directors hopes that all stockholders will attend the Meeting. In the meantime, you are requested to execute the accompanying Proxy and return it in the enclosed envelope. Stockholders who attend the Meeting may vote their stock personally even though they have sent in their Proxies.

APPENDIX A

SET FORTH BELOW ARE THE PROPOSED CHANGES TO PARAGRAPH THIRD, SECTION F, SUBPARAGRAPH 5 OF THE COMPANY’S CERTIFICATE OF INCORPORATION. WORDS THAT ARE IN BOLD AND DOUBLE UNDERLINED WILL BE ADDED AND WORDS THAT ARE CROSSED OUT WILL BE DELETED

PROPOSED AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

SONESTA INTERNATIONAL HOTELS CORPORATION

Paragraph Third, Section F, Subparagraph 5:

“5.  At all elections of directors of the Corporation, (i) each stockholder entitled to vote at such election shall be entitled to one vote per share and stockholders shall not be entitled to cumulate their votes in the election of directors of the Corporation, ~~as many votes as shall equal the number of shares which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected for whom he has the right to vote and each such stockholder may cast all of such votes for a single director or may distribute them among the number so to be voted for, or for any two or more of them, as he may see fit;~~ and (ii) at all such elections the presence in person or by proxy of the holders of record of stock of the Corporation entitled to cast one-third of the votes ~~to~~ which the holders of all outstanding stock in the aggregate are entitled to cast for the election of directors shall be necessary to constitute a quorum.”

PROXY

SONESTA INTERNATIONAL HOTELS CORPORATION

PROXY For Annual Meeting of Stockholders – May 13, 2009
To be held at Sonesta’s Corporate Offices
116 Huntington Avenue, Floor 9, Boston, Massachusetts

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of SONESTA INTERNATIONAL HOTELS CORPORATION, a New York corporation, hereby constitutes and appoints BOY A/J. VAN RIEL and PETER J. SONNABEND and each of them, the true and lawful attorneys and proxies of the undersigned with power of substitution in each of them and their respective substitute(s), for and in the name of the undersigned to vote the COMMON STOCK which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sonesta International Hotels Corporation, to be held on May 13, 2009 at 9:00 A.M., and at any adjournment(s) thereof, to the same extent and with all powers which the undersigned would possess if personally present. A majority of such attorneys and proxies or their substitute(s), or if only one be present and acting at such meeting, then that one, shall have and may exercise all of the powers of all of said attorneys and proxies. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith, each dated April 20, 2009.

(Continued and to be SIGNED on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

SONESTA INTERNATIONAL HOTELS CORPORATION

May 13, 2009

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â    Please detach along perforated line and mail in the envelope provided.    â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. ELECTION OF DIRECTORS.

3.  Upon such other business as may properly come before the meeting or any adjournment(s) thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND NO. 2.

PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY.

☐ FOR ALL NOMINEES ☐ WITHHOLD FROM ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES:  G. Abrams  J. Bower  C. Clark  C. Davis  I. Mann  J. Sonnabend  P. Sonnabend  Stephanie Sonnabend  Stephen Sonnabend  J. Tempel
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee from which you wish to withhold, as shown here: ˜
2. AMENDMENT OF CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING. ☐ FOR ☐ AGAINST ☐ ABSTAIN
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.